Term Sheet To prospectus dated November 21, 2008, prospectus supplement dated November 21, 2008 and product supplement no. 34-A-II dated February 7, 2011	Term Sheet to Product Supplement No. 34-A-II Registration Statement No. 333-155535 Dated September 16, 2011; Rule 433

Structured Investments	$ Reverse Exchangeable Notes due December 30, 2011 Each Linked to the Common Stock of a Different Single Reference Stock Issuer

General

  This term sheet relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. This term sheet does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period, as described below.
  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount.

If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about September 28, 2011
Settlement Date:	On or about September 30, 2011
Observation Date:	December 28, 2011*
Maturity Date:	December 30, 2011*
Interest Payment Dates:

Interest on the notes will be payable monthly in arrears on the last calendar day of each month, except for the final monthly interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing October 31, 2011. See “Selected Purchase Considerations — Monthly Interest Payments” in this term sheet for more information.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:

For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-A-II for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.

									Approximate Tax Allocation of Monthly Coupon †
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Las Vegas Sands Corp.	TS-3	LVS		3.75% (equivalent to 15.00% per annum)	25.00% of the Initial Share Price		48125X2P0	$12.50	1.67%	98.33%
Deere & Company	TS-5	DE		2.5625% (equivalent to 10.25% per annum)	20.00% of the Initial Share Price		48125X2Q8	$8.54	2.44%	97.56%
The Goodyear Tire & Rubber Company	TS-7	GT		4.5625% (equivalent to 18.25% per annum)	35.00% of the Initial Share Price		48125X2R6	$15.21	1.37%	98.63%
Molycorp, Inc.	TS-9	MCP		5.125% (equivalent to 20.50% per annum)	40.00% of the Initial Share Price		48125X2S4	$17.08	1.22%	98.78%
The Goldman Sachs Group, Inc.	TS-11	GS		2.6875% (equivalent to 10.75% per annum)	25.00% of the Initial Share Price		48125X2T2	$8.96	2.33%	97.67%
*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 34-A-II.
†

Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-A-II under “Certain U.S. Federal Income Tax Consequences” on page PS-32. The allocations presented herein were determined as of September 15, 2011; the actual allocations will be determined as of the Pricing Date and may differ.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-7 of the accompanying product supplement no. 34-A-II and “Selected Risk Considerations” beginning on page TS-2 of this term sheet.

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. 34-A-II and this term sheet if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us

Per note	$	$	$

Total	$	$	$

(1)	The price to the public includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates.
(2)

In no event will the fees and commissions received by J.P. Morgan Securities LLC, which we refer to as JPMS, which include concessions to be allowed to other affiliated or unaffiliated dealers, exceed $60.00 per $1,000 principal amount note for any of the five (5) offerings listed above. For more detailed information about fees, commissions and concessions, please see “Supplemental Plan of Distribution” on the last page of this term sheet.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

September 16, 2011

Additional Terms Specific to Each Note Offering

This term sheet relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this term sheet together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-A-II dated February 7, 2011. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-A-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 34-A-II dated February 7, 2011:
  http://www.sec.gov/Archives/edgar/data/19617/000089109211000867/e42001_424b2.pdf

  Prospectus supplement dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

  Prospectus dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this term sheet, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this term sheet. The applicable Interest Rate is higher than the yield currently available on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this term sheet. Interest will be payable monthly in arrears on the last calendar day of each month, except for the final monthly interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing October 31, 2011, to the holders of record at the close of business on the business day immediately preceding the applicable Interest Payment Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — We will pay you your principal back at maturity so long as the applicable Final Share Price is not less than the applicable Initial Share Price or the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price is less than the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period is less than the applicable Initial Share Price by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-A-II. By purchasing the notes you agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat (i) the notes as units comprising a Put Option and a Deposit for U.S. federal income tax purposes and (ii) each coupon payment consistently with the allocation described below. We will follow the same approach in determining our reporting responsibilities, if any. We will determine the portion of each coupon payment that we will allocate to interest on the Deposit and to Put Premium, respectively, and will provide that allocation in the pricing supplement for the notes. If the notes had priced on September 15, 2011, of each coupon payment, we would have allocated the percentages specified on the cover of this term sheet as interest on the Deposit and as Put Premium, respectively. The actual allocation that we will determine for the notes may differ from this hypothetical allocation, and will depend upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities on the Pricing Date. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to maturity or sale. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-1

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-A-II dated February 7, 2011.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% that the applicable Final Share Price is less than the applicable Initial Share Price. You will be subject to this potential loss of principal even if the closing price of the applicable Reference Stock subsequently recovers such that the applicable closing price of the Reference Stock is not less than its Initial Share Price by more than its Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any Interest Payment Date, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes. As a result, and as a general matter, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Influence the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this term sheet or in product supplement no. 34-A-II. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCKS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity. . It is possible that such hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-A-II.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-2

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-18 of the accompanying product supplement no. 34-A-II for more information.

Las Vegas Sands Corp. (“Las Vegas Sands”)

According to its publicly available filings with the SEC, Las Vegas Sands and its subsidiaries own and operate The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel, the Four Seasons Hotel Macao, Cotai StripTM and The Plaza Casino in Macao, China; the Marina Bay Sands in Singapore; and the Sands Casino Resort Bethlehem in Bethlehem, Pennsylvania. The common stock of Las Vegas Sands, par value $0.001 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Las Vegas Sands in the accompanying product supplement no. 34-A-II. Las Vegas Sands’ SEC file number is 001-32373.

Historical Information of the Common Stock of Las Vegas Sands

The following graph sets forth the historical performance of the common stock of Las Vegas Sands based on the weekly closing price (in U.S. dollars) of the common stock of Las Vegas Sands from January 6, 2006 through September 16, 2011. The closing price of the common stock of Las Vegas Sands on September 15, 2011 was $47.66. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Las Vegas Sands has experienced significant fluctuations. The historical performance of the common stock of Las Vegas Sands should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Las Vegas Sands during the term of the notes. We cannot give you assurance that the performance of the common stock of Las Vegas Sands will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Las Vegas Sands will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Las Vegas Sands.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-3

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Las Vegas Sands

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Las Vegas Sands, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and "Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period." The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$47.65	• the Protection Amount (in U.S. dollars): $11.91
• the Interest Rate:	3.75% (equivalent to 15.00% per annum)	• the Protection Amount: 25.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$47.65	100%	$95.30	200%	$1,000.00	$1,000.00
$23.83	50%	$50.03	105%	$1,000.00	$1,000.00
$47.65	100%	$47.65	100%	$1,000.00	$1,000.00
$35.74	75%	$35.74	75%	$1,000.00	$1,000.00
$23.83	50%	$45.27	95%	20 shares of the Reference Stock or the Cash Value thereof	$950.00
$23.83	50%	$23.83	50%	20 shares of the Reference Stock or the Cash Value thereof	$500.00
$11.91	25%	$11.91	25%	20 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	20 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $23.83 but the Final Share Price is $50.03. Because the Final Share Price of $50.03 is greater than the Initial Share Price of $47.65, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $23.83 and the Final Share Price is $45.27. Because the Final Share Price of $45.27 is less than the Initial Share Price of $47.65 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $45.27, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $23.83, a decline of more than the Protection Amount. Because the Final Share Price of $23.83 is less than the Initial Share Price of $47.65 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $23.83, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $35.74 is less than the Initial Share Price of $47.65 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $35.74 is less than the Initial Share Price of $47.65.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $37.50 over the term of the notes. If we had priced the notes on September 15, 2011, you would have received 20 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

These hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-4

Deere & Company (“Deere”)

According to its publicly available filings with the SEC, Deere, through its subsidiaries, is engaged in the manufacture, distribution, and sale of agricultural equipment, commercial and consumer equipment and construction and forestry equipment. Deere also provides financing for sales and leases by dealers of new and used equipment. The common stock of Deere, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Deere in the accompanying product supplement no. 34-A-II. Deere’s SEC file number is 001-04121.

Historical Information of the Common Stock of Deere

The following graph sets forth the historical performance of the common stock of Deere based on the weekly closing price (in U.S. dollars) of the common stock of Deere from January 6, 2006 through September 16, 2011. The closing price of the common stock of Deere on September 15, 2011 was $78.64. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Deere has experienced significant fluctuations. The historical performance of the common stock of Deere should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Deere during the term of the notes. We cannot give you assurance that the performance of the common stock of Deere will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Deere will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Deere.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-5

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Deere

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Deere, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and "Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period." The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$78.65	• the Protection Amount (in U.S. dollars): $15.73
• the Interest Rate:	2.5625% (equivalent to 10.25% per annum)	• the Protection Amount: 20.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$78.65	100%	$157.30	200%	$1,000.00	$1,000.00
$39.33	50%	$82.58	105%	$1,000.00	$1,000.00
$78.65	100%	$78.65	100%	$1,000.00	$1,000.00
$62.92	80%	$62.92	80%	$1,000.00	$1,000.00
$39.33	50%	$74.72	95%	12 shares of the Reference Stock or the Cash Value thereof	$950.00
$39.33	50%	$39.33	50%	12 shares of the Reference Stock or the Cash Value thereof	$500.00
$19.66	25%	$19.66	25%	12 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	12 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $39.33 but the Final Share Price is $82.58. Because the Final Share Price of $82.58 is greater than the Initial Share Price of $78.65, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $39.33 and the Final Share Price is $74.72. Because the Final Share Price of $74.72 is less than the Initial Share Price of $78.65 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $74.72, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $39.33, a decline of more than the Protection Amount. Because the Final Share Price of $39.33 is less than the Initial Share Price of $78.65 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $39.33, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $62.92 is less than the Initial Share Price of $78.65 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $62.92 is less than the Initial Share Price of $78.65.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $25.625 over the term of the notes. If we had priced the notes on September 15, 2011, you would have received 12 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

These hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-6

The Goodyear Tire & Rubber Company (“Goodyear Tire”)

According to its publicly available filings with the SEC, Goodyear Tire engages in the manufacturing of tires, with operations around the world. The common stock of Goodyear Tire, no par value, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Goodyear Tire in the accompanying product supplement no. 34-A-II. Goodyear Tire’s SEC file number is 001-01927.

Historical Information of the Common Stock of Goodyear Tire

The following graph sets forth the historical performance of the common stock of Goodyear Tire based on the weekly closing price (in U.S. dollars) of the common stock of Goodyear Tire from January 6, 2006 through September 16, 2011. The closing price of the common stock of Goodyear Tire on September 15, 2011 was $11.06. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Goodyear Tire has experienced significant fluctuations. The historical performance of the common stock of Goodyear Tire should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Goodyear Tire during the term of the notes. We cannot give you assurance that the performance of the common stock of Goodyear Tire will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Goodyear Tire will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Goodyear Tire.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-7

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Goodyear Tire

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Goodyear Tire, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and "Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period." The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$11.05	• the Protection Amount (in U.S. dollars): $3.87
• the Interest Rate:	4.5625% (equivalent to 18.25% per annum)	• the Protection Amount: 35.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$11.05	100%	$22.10	200%	$1,000.00	$1,000.00
$5.53	50%	$11.60	105%	$1,000.00	$1,000.00
$11.05	100%	$11.05	100%	$1,000.00	$1,000.00
$7.19	65%	$7.19	65%	$1,000.00	$1,000.00
$5.53	50%	$10.50	95%	90 shares of the Reference Stock or the Cash Value thereof	$950.00
$5.53	50%	$5.53	50%	90 shares of the Reference Stock or the Cash Value thereof	$500.00
$2.76	25%	$2.76	25%	90 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	90 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $5.53 but the Final Share Price is $11.60. Because the Final Share Price of $11.60 is greater than the Initial Share Price of $11.05, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $5.53 and the Final Share Price is $10.50. Because the Final Share Price of $10.50 is less than the Initial Share Price of $11.05 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $10.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $5.53, a decline of more than the Protection Amount. Because the Final Share Price of $5.53 is less than the Initial Share Price of $11.05 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $5.53, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $7.19 is less than the Initial Share Price of $11.05 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $7.19 is less than the Initial Share Price of $11.05.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $45.625 over the term of the notes. If we had priced the notes on September 15, 2011, you would have received 90 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

These hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-8

Molycorp, Inc. (“Molycorp”)

According to its publicly available filings with the SEC, Molycorp is a rare earth oxide, or REO, producer in the western hemisphere. The common stock of Molycorp, par value $0.001 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Molycorp in the accompanying product supplement no. 34-A-II. Molycorp’s SEC file number is 001-34827.

Historical Information of the Common Stock of Molycorp

The following graph sets forth the historical performance of the common stock of Molycorp based on the weekly closing price (in U.S. dollars) of the common stock of Molycorp from July 30, 2010 through September 16, 2011. The closing price of the common stock of Molycorp on September 15, 2011 was $51.28. The common stock of Molycorp commenced trading on the New York Stock Exchange on July 29, 2010. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Molycorp has experienced significant fluctuations. The historical performance of the common stock of Molycorp should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Molycorp during the term of the notes. We cannot give you assurance that the performance of the common stock of Molycorp will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Molycorp will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Molycorp.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-9

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Molycorp

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Molycorp, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and "Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period." The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$51.30	• the Protection Amount (in U.S. dollars): $20.52
• the Interest Rate:	5.125% (equivalent to 20.50% per annum)	• the Protection Amount: 40.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$51.30	100%	$102.60	200%	$1,000.00	$1,000.00
$25.65	50%	$53.87	105%	$1,000.00	$1,000.00
$51.30	100%	$51.30	100%	$1,000.00	$1,000.00
$30.78	60%	$30.78	60%	$1,000.00	$1,000.00
$25.65	50%	$48.74	95%	19 shares of the Reference Stock or the Cash Value thereof	$950.00
$25.65	50%	$25.65	50%	19 shares of the Reference Stock or the Cash Value thereof	$500.00
$12.83	25%	$12.83	25%	19 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	19 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $25.65 but the Final Share Price is $53.87. Because the Final Share Price of $53.87 is greater than the Initial Share Price of $51.30, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $25.65 and the Final Share Price is $48.74. Because the Final Share Price of $48.74 is less than the Initial Share Price of $51.30 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $48.74, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $25.65, a decline of more than the Protection Amount. Because the Final Share Price of $25.65 is less than the Initial Share Price of $51.30 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $25.65, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $30.78 is less than the Initial Share Price of $51.30 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $30.78 is less than the Initial Share Price of $51.30.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $51.25 over the term of the notes. If we had priced the notes on September 15, 2011, you would have received 19 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

These hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-10

The Goldman Sachs Group, Inc. (“Goldman Sachs”)

According to its publicly available filings with the SEC, Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The common stock of Goldman Sachs, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Goldman Sachs in the accompanying product supplement no. 34-A-II. Goldman Sachs’s SEC file number is 001-14965.

Historical Information of the Common Stock of Goldman Sachs

The following graph sets forth the historical performance of the common stock of Goldman Sachs based on the weekly closing price (in U.S. dollars) of the common stock of Goldman Sachs from January 6, 2006 through September 16, 2011. The closing price of the common stock of Goldman Sachs on September 15, 2011 was $107.97. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Goldman Sachs has experienced significant fluctuations. The historical performance of the common stock of Goldman Sachs should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Goldman Sachs during the term of the notes. We cannot give you assurance that the performance of the common stock of Goldman Sachs will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Goldman Sachs will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Goldman Sachs.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-11

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Goldman Sachs

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Goldman Sachs, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and "Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period." The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$108.00	• the Protection Amount (in U.S. dollars): $27.00
• the Interest Rate:	2.6875% (equivalent to 10.75% per annum)	• the Protection Amount: 25.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$108.00	100%	$216.00	200%	$1,000.00	$1,000.00
$54.00	50%	$113.40	105%	$1,000.00	$1,000.00
$108.00	100%	$108.00	100%	$1,000.00	$1,000.00
$81.00	75%	$81.00	75%	$1,000.00	$1,000.00
$54.00	50%	$102.60	95%	9 shares of the Reference Stock or the Cash Value thereof	$950.00
$54.00	50%	$54.00	50%	9 shares of the Reference Stock or the Cash Value thereof	$500.00
$27.00	25%	$27.00	25%	9 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	9 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $54.00 but the Final Share Price is $113.40. Because the Final Share Price of $113.40 is greater than the Initial Share Price of $108.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $54.00 and the Final Share Price is $102.60. Because the Final Share Price of $102.60 is less than the Initial Share Price of $108.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $102.60, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $54.00, a decline of more than the Protection Amount. Because the Final Share Price of $54.00 is less than the Initial Share Price of $108.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $54.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $81.00 is less than the Initial Share Price of $108.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $81.00 is less than the Initial Share Price of $108.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $26.875 over the term of the notes. If we had priced the notes on September 15, 2011, you would have received 9 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

These hypothetical payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-12

Supplemental Plan of Distribution

If the notes linked to the common stock of Las Vegas Sands priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $35.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $23.80 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The actual commission received by JPMS may be more or less than $35.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts to be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Deere priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $35.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $23.80 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The actual commission received by JPMS may be more or less than $35.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts to be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Goodyear Tire priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $37.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $25.00 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The actual commission received by JPMS may be more or less than $37.50 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts to be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Molycorp priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $37.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $25.00 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The actual commission received by JPMS may be more or less than $37.50 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts to be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Goldman Sachs priced today, JPMS, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $37.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other affiliated or unaffiliated dealers of approximately $25.00 per $1,000 principal amount note. This commission will include the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The actual commission received by JPMS may be more or less than $37.50 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMS, which includes concessions and other amounts to be paid to other dealers, exceed $60.00 per $1,000 principal amount note.

The total aggregate principal amount of any series of notes being offered by this term sheet may not be purchased by investors in the applicable offering. Under these circumstances, JPMS will retain the unsold portion of the applicable offering and has agreed to hold such notes for investment for a period of at least 30 days. The unsold portion of any series of notes will not exceed 15% of the aggregate principal amount of those notes. Any unsold portion may affect the supply of applicable notes available for secondary trading and, therefore, could adversely affect the price of the applicable notes in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-37 of the accompanying product supplement no. 34-A-II.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-13